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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made part of this registration statement. We also consent to the application of our report on the Company's audited financial statements for the periods indicated therein to the additional tables labeled "Summary Historical and Pro Forma Financial and Operating Data" and "Selected Historical and Pro Forma Financial and Operating Data" included herein.

                                          /s/ ARTHUR ANDERSEN LLP

                                          ARTHUR ANDERSEN LLP


June 21, 1996